Exhibit 10.14(b)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 1

This Amendment No. 1 is entered into as of August 13, 2008 (“Amendment Date”) by and between ViewRay Incorporated, a Delaware corporation (“ViewRay”), and Euromechanics Medical GmbH, a German corporation (“Euromechanics”) that is the successor by merger to 3DLine GmbH, a German corporation (“3D Line”).

ViewRay and 3D Line entered into the certain Amended and Restated Joint Development and Supply Agreement (“Agreement”) as of [***] (the “Effective Date”). 3D Line was merged into Euromechanics effective as of August 13, 2008, in a transaction under which 3D Line, inter alia, assigned the Agreement to Euromechanics.

Section 9.5 of the Agreement provides, inter alia, that any assignment of the Agreement in connection with a merger requires that the party making the assignment provide prior notice to the other party and that the assignee of the Agreement confirm in writing to such other party that it will assume all obligations imposed upon the assigning party under the Agreement.

Euromechanics and ViewRay wish to enter into this Amendment No. 1 effective as of the Amendment Date. Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meanings ascribed to them in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the parties agree to amend the Agreement as follows:

1. Assignment. In accordance with Section 9.5 of the Agreement, Euromechanics hereby expressly assumes all obligations imposed on 3D Line by the Agreement. All references in the Agreement to 3D Line shall, from the Amendment Date be deemed to be references to Euromechanics.

2. Ratification. Except to the extent expressly amended by this Amendment No. 1, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment No. 1.

3. General. This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed on their behalf by their duly authorized representatives intending it to take effect as an instrument under seal as of the Amendment Date.

VIEWRAY INCORPORATED			EUROMECHANICS MEDICAL GmbH

By	/s/ Greg Ayers	By	/s/ Roman Harmansa
	Greg Ayers, Acting Chief Executive Officer		Roman Harmansa, Chief Executive Officer

Notice Address:	Notice Address:
ViewRay Incorporated	Euromechanics Medical GmbH
2 Thermo Fisher Way	Schonbrunner Strasse 2,D-90592
Oakwood Village, OH 44146	Schwarzenbruck, Germany
Attn: CEO	Attn: CEO
Phone: [***]	Phone: [***]
Fax: [***]	Fax: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.